UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date Earliest Event Reported): October 24, 2023

ChargePoint Holdings, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-39004	84-1747686
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

240 East Hacienda Avenue Campbell, CA	95008
(Address of Principal Executive Offices)	(Zip Code)
(408) 841-4500
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e- 4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001	CHPT	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.    Entry into a Material Definitive Agreement.
On October 24, 2023, ChargePoint Holdings, Inc. (“the Company”) and ChargePoint, Inc. entered into a first supplemental indenture (the “First Supplemental Indenture”) amending the Indenture by and among the Company, ChargePoint, Inc., as guarantor, and Wilmington Trust National Association, as trustee, dated April 12, 2022 (the “Existing Indenture” and, together with the First Supplemental Indenture, the “Indenture”) governing the Company’s outstanding $300 million aggregate principal amount of 3.50% / 5.00% Convertible Senior PIK Toggle Notes due 2027 (the “Existing Notes”). The amended notes (the “Amended Notes”) are substantially identical to the Existing Notes, except that (A) the interest rate on the Amended Notes was increased, to an annual rate of 7.00%, to the extent paid in cash, and 8.50%, to the extent paid in kind, payable semiannually in arrears, (B) the Amended Notes will mature on April 1, 2028 unless earlier accelerated, converted, repurchased or redeemed, (C) the initial Conversion Rate (as defined in the Indenture) of the Amended Notes was increased to 83.3333 shares of the Company’s common stock, par value $0.0001 (the “Common Stock”), per $1,000 principal amount, and (D) the make-whole table for the Amended Notes has been amended to reflect the revised Conversion Rate and maturity date and provides for additional share amounts by which the Conversion Rate for Amended Notes surrendered in connection with Make-Whole Fundamental Changes or called during a Redemption Period (as such terms are defined in the Indenture) may be increased.
The Company received consents to such amendment from all holders of the Existing Notes. The amendments became effective on October 24, 2023, other than the interest rate increase that became effective on October 16, 2023.
The foregoing description of the First Supplemental Indenture is qualified in its entirety by reference to the full text of the First Supplemental Indenture attached hereto as Exhibit 4.1 and incorporated herein by reference.
Item 2.03.    Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The information in Item 1.01 of this report with respect to the Amended Notes is incorporated by reference in this Item 2.03.
Item 9.01.    Financial Statements and Exhibits.
(d) Exhibits

Exhibit Number	Description
4.1	First Supplemental Indenture, dated as of October 24, 2023, by and among the Company, ChargePoint, Inc., as guarantor, and Wilmington Trust National Association, as trustee.
104.0	Cover Pager Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 24, 2023

CHARGEPOINT HOLDINGS, INC.

By:	/s/ Rebecca Chavez
Name: Rebecca Chavez
Title: General Counsel and Corporate Secretary